Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation, by reference in this Form SB-2 Registration Statement of our report dated April 1, 2002, included in the GlobeTel Communications Corp. (f/k/a American Diversified Group, Inc.), Form 10-KSB for the year ended December 31, 2001, and to all references to our Firm included in this Form SB-2 Registration Statement.


                                        /s/ DOHAN AND COMPANY
                                        ----------------------------
                                        DOHAN AND COMPANY
                                        Certified Public Accountants

December 13, 2002